Exhibit 4.1

NOTICE OF ARTICLES

B.C. UNLIMITED LIABILITY COMPANY STATEMENT

The shareholders of the company are jointly and severally liable to satisfy the debts and liabilities of this company to the extent provided in section 51.3 of the Business Corporations Act

A. NAME OF COMPANY Set out the name of the company as set out in Item B of the Amalgamation Application. Corvus Gold ULC
B. TRANSLATION OF COMPANY NAME Set out every translation of the company name that the company intends to use outside of Canada.

C.    DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company. The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual’s residence. The delivery address must not be a post office box. Attach an additional sheet if more space is required.

last name first name middle name	DELIVERY ADDRESS including province/state, country and postal/ zip code	MAILING ADDRESS Including province/state, country and postal/ zip code
Thompson, Timothy	4601 DTC Blvd, Suite 550 Denver, CO, USA 80237
Hayes, Robert	4th Floor, Communications House South Street Staines Upon Thames, United Kingdom TW18 4PR
D. REGISTERED OFFICE ADDRESSES
DELIVERY ADDRESS OF THE COMPANY’S REGISTERED OFFICE Suite 1700, Park Place, 666 Burrard Street, Vancouver, BC V6C 2X8
MAILING ADDRESS OF THE COMPANY’S REGISTERED OFFICE Suite 1700, Park Place, 666 Burrard Street, Vancouver, BC V6C 2X8
E. RECORDS OFFICE ADDRESSES
DELIVERY ADDRESS OF THE COMPANY’S RECORDS OFFICE Suite 1700, Park Place, 666 Burrard Street, Vancouver, BC V6C 2X8
MAILING ADDRESS OF THE COMPANY’S RECORDS OFFICE Suite 1700, Park Place, 666 Burrard Street, Vancouver, BC V6C 2X8

F.     AUTHORIZED SHARE STRUCTURE

An unlimited liability company must set out on the face of each share certificate issued by it the following statement:

The shareholders of this company are jointly and severally liable to satisfy the debts and liabilities of this company to the extent provided in section 51.3 of the Business Corporations Act.

	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	maximum number of shares authorized or no maximum number	par value or without par value	type of currency	yes/no
Common	no maximum number	without par value	n/a	No